Exhibit 32.2

Certification By

Richard L. Bergmark, Chief Financial Officer

of Core Laboratories N.V.

Pursuant to 18 U.S.C. Section 1350

I, Richard L. Bergmark, Chief Financial Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended June 30, 2004, filed by the Company with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

___/s/ Richard L. Bergmark____
Name: Richard L. Bergmark
Title: Chief Financial Officer
Date: August 4, 2004